UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of BioMarin Pharmaceutical Inc. (the “Company”) approved an additional cash bonus of $50,000 (to be paid immediately) for Robert A. Baffi, Ph.D., the Company’s Executive Vice President, Technical Operations, and an additional cash bonus of $100,000 (to be paid immediately) for Henry J. Fuchs, M.D., Ph.D., the Company’s Executive Vice President, Chief Medical Officer. The Compensation Committee awarded Dr. Baffi and Dr. Fuchs these additional bonuses to reward them for their extraordinary efforts in connection with the Company’s pivotal Phase 3 study of GALNS for the treatment of patients with the rare lysosomal storage disorder Mucopolysaccharidosis Type IVA (MPS IVA).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: November 27, 2012	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel